Exhibit 10.2

FINAL FORM

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of [●], 2015, by and among Tempus Applied Solutions Holdings, Inc., a Delaware corporation (the “Company”), each Person listed on Schedule I attached hereto (the “Initial Investors” and, together with any Additional Investors, the “Investors”).

WHEREAS, the Company is a party to that certain Agreement and Plan of Merger, dated as of January 5, 2015 (as the same may be amended from time to time, the “Merger Agreement”), by and among Tempus Applied Solutions, LLC, a Delaware limited liability company (“TAS”), the members of TAS identified therein (the “Members”), the Members’ Representative named therein, Chart Acquisition Corp., a Delaware corporation (“Parent”), the Company, Chart Merger Sub Inc., a Delaware corporation (“Parent Merger Sub”), TAS Merger Sub LLC, a Delaware limited liability company (“TAS Merger Sub”), the Chart Representative named therein (the “Chart Representative”) and the Warrant Offerors named therein, pursuant to which, (i) Parent Merger Sub will merge with and into Parent, with Parent being the surviving entity and a wholly-owned subsidiary of the Company, and with former Parent shareholders receiving newly issued shares of common stock of the Company, (ii) TAS Merger Sub will merge with and into TAS, with TAS being the surviving entity and a wholly owned-subsidiary of the Company, and with the Members receiving newly issued shares of common stock of the Company and (iii) the Company will become a publicly traded company; and

WHEREAS, it is a condition to the consummation of the transactions contemplated by the Merger Agreement that the parties hereto enter into this Agreement.

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Section 1. Definitions. Any capitalized term used but not defined in this Agreement shall have the meaning ascribed to such term in the Merger Agreement. For purposes of this Agreement, the following capitalized terms shall have the meanings set forth below.

“Additional Investor” has the meaning set forth in Section 9.

“Agreement” has the meaning set forth in the Preamble.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company.

“Company” has the meaning set forth in the Preamble.

“Demand Registrations” means a registration requested pursuant to Section 2.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority.

“Free Writing Prospectus” means a free-writing prospectus, as defined in Rule 405.

“Holdback Period” has the meaning set forth in Section 4(a)(i).

“Indemnified Parties” has the meaning set forth in Section 7(a).

“Initial Investors” has the meaning set forth in the Preamble.

“Investors” has the meaning set forth in the Preamble.

“Joinder” means a joinder to this Agreement in the form of Exhibit A attached hereto.

“Lock-Up Liquidity Amount” means 250,000 shares of Common Stock.

“Lock-Up Period” has the meaning set forth in Section 4(a).

“Long-Form Registration” means a registration on Form S-1 or any similar long-form registration statement; provided, however, that a registration on Form S-1 or any similar long-form registration statement filed during the Lock-Up Period in order to effect the rights of holders to transfer Registrable Securities up to the Lock-Up Liquidity Amount, shall not be deemed a Long-Form Registration for purposes of the limitations thereon in Section 2(a) hereof.

“Members” has the meaning set forth in the Recitals.

“Merger Agreement” has the meaning set forth in the Recitals.

“Parent” has the meaning set forth in the Recitals.

“Parent Merger Sub” has the meaning set forth in the Recitals.

“Permitted Transferee” means, with respect to an Investor, such Investor’s spouse, any lineal ascendants or descendants or trusts or other entities in which such Investor or such Investor’s spouse, lineal ascendants or descendants hold (and continue to hold while such trusts or other entities hold Common Stock) 75% or more of such entity’s beneficial interests.

“Piggyback Registrations” has the meaning set forth in Section 3(a).

“Public Offering” means any sale or distribution by the Company and/or holders of Registrable Securities to the public of Common Stock pursuant to an offering registered under the Securities Act.

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“Registrable Securities” means (i) any Common Stock issued to the Initial Investors (or their Permitted Transferees) pursuant to the Merger Agreement, including the for avoidance of doubt, any Earnout Shares and (ii) any Specified Common. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been (a) sold or distributed pursuant to a Public Offering, (b) sold in compliance with Rule 144, or (c) repurchased by the Company or a Subsidiary of the Company. For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities, and the Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire, directly or indirectly, such Registrable Securities (upon conversion, exercise or exchange in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Registrable Securities hereunder; provided, that a holder of Registrable Securities may only request that Registrable Securities in the form of Common Stock be registered pursuant to this Agreement.

“Registration Expenses” has the meaning set forth in Section 6(a).

“Rule 144,” “Rule 158,” “Rule 405” and “Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision) by the Securities and Exchange Commission, as the same shall be amended from time to time, or any successor rule then in force.

“Sale Transaction” has the meaning set forth in Section 4(b)(i)(A).

“Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

“Shelf Registration” has the meaning set forth in Section 2(b).

“Short-Form Registration” means a registration on Form S-3 (including pursuant to Rule 415) or any similar short-form registration statement.

“Specified Common” has the meaning set forth in Section 9.

“Suspension Period” has the meaning set forth in Section 5(a)(vi).

“TAS” has the meaning set forth in the Recitals.

“TAS Merger Sub” has the meaning set forth in the Recitals.

“Violation” has the meaning set forth in Section 7(a).

Section 2. Demand Registrations.

(a) Requests for Registration. Subject to the terms and conditions of this Agreement, the holders of Registrable Securities shall be entitled to direct that the Company register the sale of all or any portion of their Registrable Securities under the Securities Act. Short-Form Registrations shall be unlimited in number, but the Company shall not be obligated to effect more than two (2) Long-Form Registrations in any eighteen (18) month period.

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(b) Short-Form Registrations. Demand Registrations shall be Short-Form Registrations whenever the Company is permitted to use any applicable short form and if the managing underwriters (if any) agree to the use of a Short-Form Registration. The Company shall use its reasonable best efforts to make Short-Form Registrations available for the sale of Registrable Securities. If the holders of a majority of the Registrable Securities request that a Short-Form Registration be filed pursuant to Rule 415 (a “Shelf Registration”) and the Company is qualified to do so, the Company shall use its reasonable best efforts to cause the Shelf Registration to be declared effective under the Securities Act as soon as practicable after filing, and once effective, the Company shall cause the Shelf Registration to remain effective for a period ending on the earlier of (i) the date on which all Registrable Securities included in such registration have been sold or distributed pursuant to the Shelf Registration or (ii) the date as of which all of the Registrable Securities included in such registration are able to be sold without limitation or restriction within a three (3) month period in compliance with Rule 144. If thereafter for any reason the Company becomes ineligible to utilize Form S-3, the Company shall prepare and file with the Securities and Exchange Commission a registration statement or registration statements on such form that is available for the sale of Registrable Securities.

(c) Long-Form Registrations. A registration shall not count as a Long-Form Registration for purposes of the last sentence of Section 2(a) unless (i) at least 75% of the Registrable Securities requested to be included in such registration by the requesting holders have been registered and (ii) such registration has become effective in accordance with the Securities Act; provided, that if a Long-Form Registration is withdrawn by the holders of Registrable Securities who requested such registration prior to the time it has become effective for reasons other than the disclosure of information concerning the Company that is materially adverse to the Company or the trading price of the Common Stock (which disclosure is made by the Company after the date that such registration is requested pursuant to Section 2(a)), such Long-Form Registration shall count as a Long-Form Registration for purposes of the last sentence of Section 2(a) unless the holders of Registrable Securities who requested such registration reimburse the Company for all of the Registration Expenses incurred by the Company prior to such withdrawal.

(d) Priority on Demand Registrations. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold therein without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, the Company shall include in such registration prior to the inclusion of any securities which are not Registrable Securities the number of Registrable Securities requested to be included which, in the opinion of such underwriters, can be sold, without any such adverse effect, pro rata among the respective holders thereof on the basis of the amount of Registrable Securities owned by each such holder.

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(e) Procedures and Restrictions on Demand Registrations. Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered and the intended method of distribution. Within ten (10) days after receipt of any such request, the Company shall give written notice of the Demand Registration to all other holders of Registrable Securities and, subject to the terms of Section 2(d), shall include in such Demand Registration (and in all related registrations and qualifications under state blue sky laws and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after the receipt of the Company’s notice. The Company shall not be obligated to effect any Demand Registration, including any Shelf Registration, if (i) the holders of Registrable Securities, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $5,000,000; provided, that the foregoing limitation shall not be applicable to a Demand Registration during the Lock-Up Period to effect the rights of holders to register the sale of Registrable Securities up to the Lock-Up Liquidity Amount, or (ii) within one hundred eighty (180) days after the effective date of a previous Demand Registration or a previous registration in which Registrable Securities were included pursuant to Section 3 in which, in either case, there was no reduction in the number of Registrable Securities requested to be included. The Company may postpone, for up to ninety (90) days from the date of the request, the filing or the effectiveness of a registration statement for a Demand Registration, if the Company’s board of directors determines in its reasonable good faith judgment that not postponing such Demand Registration (i) would interfere with a material corporate transaction or (ii) would require the disclosure of material non-public information concerning the Company that at the time is not, in the reasonable good faith judgment of the Company’s board of directors, in the best interest of the Company to disclose and is not, in the opinion of the Company’s legal counsel, otherwise required to be disclosed.

(f) Other Registration Rights. The Company represents and warrants that it is not a party to, or otherwise subject to, any other agreement, except for the Registration Rights Agreement, dated as of December 13, 2012, by and among the Company, Chart Acquisition Group LLC, Cowen Overseas Investment LP and certain other security holders, all rights and obligations of which have been assigned and delegated in full by Parent to the Company as of the Effective Time in accordance with the terms and conditions of the Merger Agreement, granting registration rights to any other Person with respect to any Common Stock. Except as provided in this Agreement, the Company shall not grant to any Persons the right to request the Company to register any Common Stock, or any securities convertible or exchangeable into or exercisable for Common Stock, without the prior written consent of the holders of a majority of the Registrable Securities; provided, that the Company may grant rights to other Persons to participate in Piggyback Registrations so long as such rights are subordinate in all respects to the rights of the holders of Registrable Securities with respect to such Piggyback Registrations as set forth in Section 3(c) and Section 3(d).

Section 3. Piggyback Registrations.

(a) Right to Piggyback. Whenever the Company proposes to register any of its securities under the Securities Act (other than (i) pursuant to a Demand Registration, or (ii) in connection with registrations on Form S-4 or S-8 promulgated by the Securities and Exchange Commission or any successor or similar forms) and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice to all holders of Registrable Securities of its intention to effect such Piggyback Registration and, subject to the terms of Section 3(c) and Section 3(d), shall include in such Piggyback Registration (and in all related registrations or qualifications under blue sky laws and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after delivery of the Company’s notice.

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(b) Piggyback Expenses. The Registration Expenses of the holders of Registrable Securities shall be paid by the Company in all Piggyback Registrations, whether or not any such registration became effective.

(c) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration which, in the opinion of the underwriters, can be sold without any such adverse effect, pro rata among the holders of such Registrable Securities on the basis of the number of shares owned by each such holder, and (iii) third, other securities requested to be included in such registration which, in the opinion of the underwriters, can be sold without any such adverse effect.

(d) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s Securities (who have registration rights with respect thereto permitted under the terms of this Agreement), and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, the Company shall include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration which, in the opinion of the underwriters, can be sold without any such adverse effect, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of shares owned by each such holder which, in the opinion of the underwriters, can be sold without any such adverse effect and (iii) third, other securities requested to be included in such registration which, in the opinion of the underwriters, can be sold without any such adverse effect.

Section 4. Lock-Up and Holdback Agreements.

(a) Lock-Up. Each of the Investors and their Permitted Transferees agrees to comply with the following provisions with respect to their Common Stock:

(i) Until the earlier of (1) one year after the date hereof or earlier if, subsequent to the date hereof, the last sales price of Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the date hereof, or (2) the date on which the Company consummates a liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property (such applicable period being the “Lock-Up Period”), the holders of Registrable Securities shall not (x) sell, offer to sell, contract or agree to sell, hypothecate, pledge, encumber, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to Registrable Securities, (y) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Registrable Securities, whether any such transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise, or (z) agree or publicly announce any intention to effect any transaction specified in the foregoing (x) or (y).

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(ii) Notwithstanding the foregoing paragraph (a), (w) each holder may transfer shares of Registrable Securities to a Permitted Transferee thereof prior to the expiration of the Lock-Up Period if such Permitted Transferee agrees in writing for the benefit of the Company to be bound by the transfer restrictions set forth in this Section 4(a), (w) each holder may, to the extent permitted by applicable law, hypothecate, pledge or encumber Registrable Securities on or after the 6-month anniversary hereof and prior to the expiration of the Lock-Up Period, to secure borrowings used to pay taxes payable by such holder by reason of the receipt of the Per Company Unit Consideration in connection with the consummation of the Transactions, (x) each holder may, to the extent permitted by applicable law, hypothecate, pledge or encumber Registrable Securities prior to the expiration of the Lock-Up Period, to secure borrowings used to make cash indemnification payments pursuant to the Merger Agreement, (y) each holder may transfer Registratible Securities to the Company in accordance with Sections 1.15(e) and 9.2(e) of the Merger Agreement and (z) each holder may transfer prior to the expiration of the Lock-Up Period up to a number of Registrable Securities (in the form of Common Stock), in aggregate, as is equal to such holder’s pro rata portion of the Lock-Up Liquidity Amount on the basis of the amount of Registrable Securities owned by each such holder on the date hereof.

(b) Holdback Agreements.

(i) Holders of Registrable Securities. If requested by the Company, each holder of Registrable Securities participating in an underwritten Public Offering shall enter into lock-up agreements or arrangements with the managing underwriter(s) of such Public Offering (in addition to the arrangement set forth in Section 4(a) hereof, in such form as is reasonably requested by such managing underwriter(s). In addition to any such lock-up agreement or arrangement with the managing underwriter(s), each holder of Registrable Securities agrees as follows:

(A) In connection with any underwritten Public Offering and without the prior written consent of the underwriters managing such Public Offering, such holder shall not, for a period ending one hundred eighty (180) days following the date of the final prospectus (the “Holdback Period”) relating to such Public Offering, (x) offer, hypothecate, pledge, encumber sell, contract, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or other securities of the Company or (y) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of owning Common Stock or other securities of the Company, whether any such transaction described in clause (x) or (y) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise (each such transaction, a “Sale Transaction”).

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(B) The foregoing clause (i)(A) shall not apply to (w) transactions relating to shares of Common Stock or other securities acquired in open market transactions, provided, that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with transfers or dispositions of such shares of Common Stock or other securities acquired in such open market transactions (other than a filing on Form 5 made after the expiration of the Holdback Period), or (x) transfers to a Permitted Transferee of such holder, or (y) transfers that are bona fide gifts, or (z) distributions by a trust to its beneficiaries, provided, that in the case of any transfer or distribution pursuant to clause (x), (y), or (z), (1) each transferee, donee or distributee shall agree in writing to be bound by lock-up provisions substantially the same as the lock-up provisions agreed to by such holder and (2) no such transfer or distribution in (x), (y), or (z) shall be permitted if it shall require a filing under Section 16(a) or Section 13(d) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, and no such filing under Section 16(a) or Section 13(d) of the Exchange Act shall be voluntarily made during the Holdback Period.

The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the restrictions set forth in this Section 4(a) until the end of the Holdback Period.

(ii) The Company. In the event of any Holdback Period occurring in connection with the exercise by a party to this Agreement of its registration rights with respect to Registrable Securities pursuant to Section 2, the Company (A) shall not file any registration statement for a Public Offering or cause any such registration statement to become effective during any Holdback Period, and (B) shall use its reasonable best efforts to cause (x) each holder of at least 5% of its Common Stock, or any securities convertible into or exchangeable or exercisable for at least 5% of its Common Stock (on a fully-diluted basis), purchased from the Company at any time after the date of this Agreement (other than in a Public Offering) and (y) each of its directors and executive officers, to agree not to effect any Sale Transaction during any Holdback Period, except as part of such underwritten registration, if otherwise permitted, unless the underwriters managing the Public Offering otherwise agree in writing.

(iii) The foregoing limitations of this Section 4 shall not apply to a registration in connection with an employee benefit plan or in connection with any type of acquisition transaction of or exchange offer by the Company.

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Section 5. Registration Procedures.

(a) Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

(i) in accordance with the Securities Act and all applicable rules and regulations promulgated thereunder, prepare and file with the Securities and Exchange Commission a registration statement, and all amendments and supplements thereto and related prospectuses, with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective (provided, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel);

(ii) notify each holder of Registrable Securities of (A) the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose, (B) the receipt by the Company or its counsel of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (C) the effectiveness of each registration statement filed hereunder;

(iii) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period ending when all of the securities covered by such registration statement have been disposed of in accordance with the intended methods of distribution by the sellers thereof set forth in such registration statement (but in any event not before the expiration of any longer period required under the Securities Act or, if such registration statement relates to an underwritten Public Offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sale of Registrable Securities by an underwriter or dealer) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(iv) furnish to each seller of Registrable Securities thereunder such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), each Free Writing Prospectus and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

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(v) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph or (B) consent to general service of process in any such jurisdiction;

(vi) notify each seller of such Registrable Securities (A) promptly after it receives notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a prospectus or supplement to any prospectus relating to a registration statement has been filed and when any registration or qualification has become effective under a state securities or blue sky law or any exemption thereunder has been obtained; (B) promptly after receipt thereof, of any request by the Securities and Exchange Commission for the amendment or supplementing of such registration statement or prospectus or for additional information and (C) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; provided, that at any time, upon written notice to the participating holders of Registrable Securities, the Company may delay the filing or effectiveness of any registration statement or suspend the use or effectiveness of any registration statement (the “Suspension Period”) (and the holders of Registrable Securities hereby agree not to offer or sell any Registrable Securities pursuant to such registration statement during the Suspension Period) if the Company determines in its reasonable good faith judgment that postponement of such registration would be in the best interest of the Company including where the registration might require disclosure of any matter such as a potential business transaction or other matter; provided, that the Company may only exercise its right to institute a Suspension Period twice in any calendar year and for no more than one hundred twenty (120) days in the aggregate in any calendar year;

(vii) use reasonable best efforts to cause all such Registrable Securities to be listed on any securities exchange on which similar securities issued by the Company are then listed;

(viii) use reasonable best efforts to provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(ix) enter into and perform a customary underwriting agreement, if applicable;

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(x) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate and business documents and properties of the Company as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors, employees, agents, representatives and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(xi) take all reasonable actions to ensure that any Free-Writing Prospectus utilized in connection with any registration hereunder complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(xii) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158;

(xiii) permit any holder of Registrable Securities to participate in the preparation of such registration or comparable statement and to allow such holder to propose language for insertion therein, in form and substance satisfactory to the Company, which in the reasonable judgment of such holder and its counsel should be included;

(xiv) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or the issuance of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction, use reasonable best efforts promptly to obtain the withdrawal of such order;

(xv) use its reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

(xvi) cooperate with the holders of Registrable Securities covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement and enable such securities to be in such denominations and registered in such names as the managing underwriter, or agent, if any, or such holders may request;

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(xvii) cooperate with each holder of Registrable Securities covered by the registration statement and each underwriter or agent, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(xviii) use its reasonable best efforts to make available the executive officers of the Company to participate with the holders of Registrable Securities and any underwriters in any “road shows” or other selling efforts that may be reasonably requested by the holders in connection with the methods of distribution for the Registrable Securities;

(xix) use its reasonable best efforts to obtain one or more cold comfort letters from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters; and

(xx) use its reasonable best efforts to provide a legal opinion of the Company’s outside counsel in customary form and covering such matters of the type customarily covered by such legal opinion, dated the effective date of such registration statement.

(b) The Company shall not undertake any voluntary act that could be reasonably expected to cause a Violation or result in delay or suspension under Section 5(a)(vi). During any Suspension Period, and as may be extended hereunder, the Company shall use its reasonable best efforts to correct or update any disclosure causing the Company to provide notice of the Suspension Period and to file and cause to become effective or terminate the suspension of use or effectiveness, as the case may be, the subject registration statement. In the event that the Company shall exercise its right to delay or suspend the filing or effectiveness of a registration hereunder, the applicable time period during which the registration statement is to remain effective shall be extended by a period of time equal to the duration of the Suspension Period. The Company may extend the Suspension Period for an additional consecutive sixty (60) days with the consent of the holders of a majority of the Registrable Securities registered under the applicable registration statement, which consent shall not be unreasonably withheld. If so directed by the Company, all holders of Registrable Securities registering shares under such registration statement shall (i) not offer to sell any Registrable Securities pursuant to the registration statement during the period in which the delay or suspension is in effect after receiving notice of such delay or suspension and (ii) use their reasonable best efforts to deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such holders’ possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

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Section 6. Registration Expenses.

(a) The Company’s Obligation. All expenses incident to the Company’s performance of or compliance with this Agreement (including, without limitation, all registration, qualification and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding underwriting discounts and commissions) and other Persons retained by the Company) (all such expenses being herein called “Registration Expenses”), shall be borne by the Company except as otherwise expressly provided in this Agreement. Without limiting the generality of the foregoing the Company shall, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed. Each Person that sells securities pursuant to a Demand Registration or Piggyback Registration hereunder shall bear and pay all underwriting discounts and commissions, if any, applicable to the securities sold for such Person’s account.

(b) Counsel Fees and Disbursements. In connection with each Demand Registration and each Piggyback Registration, the Company shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities included in such registration.

(c) Security Holders. To the extent any Registration Expenses are to be borne by the holders of Registrable Securities and not the Company under the terms of this Agreement, each holder of securities included in any registration hereunder shall pay those Registration Expenses allocable to the registration of such holder’s securities so included, and any Registration Expenses not so allocable shall be borne by all sellers of securities included in such registration (including the Company, as applicable) in proportion to the aggregate selling price of the securities to be so registered.

Section 7. Indemnification and Contribution.

(a) By the Company. The Company shall indemnify and hold harmless, to the extent permitted by law, each holder of Registrable Securities, such holder’s officers, directors employees, agents and representatives, and each Person who controls such holder (within the meaning of the Securities Act) (the “Indemnified Parties”) against all losses, claims, actions, damages, liabilities and expenses (including with respect to actions or proceedings, whether commenced or threatened, and including reasonable attorney fees and expenses) caused by, resulting from, arising out of, based upon or related to any of the following statements, omissions or violations (each a “Violation”) by the Company: (i) any untrue or alleged untrue statement of material fact contained in (a) any registration statement, prospectus, preliminary prospectus or Free-Writing Prospectus, or any amendment thereof or supplement thereto or (b) any application or other document or communication (in this Section 7, collectively called an “application”) executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration under the securities laws thereof; (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance. In addition, the Company will reimburse such Indemnified Party for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such losses. Notwithstanding the foregoing, the Company shall not be liable in any such case to the extent that any such losses result from, arise out of, are based upon, or relate to an untrue statement or alleged untrue statement, or omission or alleged omission, made in such registration statement, any such prospectus, preliminary prospectus or Free-Writing Prospectus or any amendment or supplement thereto, or in any application, in reliance upon, and in conformity with, written information prepared and furnished in writing to the Company by an Indemnified Party expressly for use therein or by an Indemnified Party’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such Indemnified Party with a sufficient number of copies of the same.

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(b) By Each Security Holder. In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its officers, directors, employees, agents and representatives, and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by or on behalf of such holder; provided, that the obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds (before taxes) received by such holder from the sale of Registrable Securities pursuant to such registration statement.

(c) Claim Procedure. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, that the failure to give prompt notice shall impair any Person’s right to indemnification hereunder only to the extent such failure has prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicted indemnified parties shall collectively have a right to retain one separate counsel, chosen by the holders of a majority of the Registrable Securities of the conflicted indemnified parties, at the expense of the indemnifying party.

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(d) Contribution. If the indemnification provided for in this Section 7 is held by a court of competent jurisdiction to be unavailable to, or is insufficient to hold harmless, an indemnified party or is otherwise unenforceable with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party in lieu of indemnifying such indemnified party hereunder shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations; provided, that the maximum amount of liability in respect of such contribution shall be limited, in the case of each seller of Registrable Securities, to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Securities effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if the contribution pursuant to this Section 7(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account such equitable considerations. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to herein shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject hereof. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e) Release. No indemnifying party shall, except with the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. Notwithstanding anything to the contrary in this Section 7, an indemnifying party shall not be liable for any amounts paid in settlement of any loss, claim, damage, liability, or action if such settlement is effected without the consent of the indemnifying party, such consent not to be unreasonably withheld, conditioned or delayed.

(f) Non-exclusive Remedy; Survival. The indemnification and contribution provided for under this Agreement shall be in addition to any other rights to indemnification or contribution that any indemnified party may have pursuant to law or contract and shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of Registrable Securities and the termination or expiration of this Agreement. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

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Section 8. Underwritten Registrations.

(a) Selection of Underwriters. The Company shall determine whether the offering pursuant to any registration under this Agreement is underwritten. In any Piggyback Registration, the Company shall have the right to select the investment banker(s) and manager(s) of the offering in its sole discretion and, in any Demand Registration, the Company shall have the right to select the investment banker(s) and manager(s) of the offering subject to the consent of the holders of a majority of the Registrable Securities to be included in such offering, such consent not to be unreasonably withheld, conditioned or delayed.

(b) Participation. No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to any over-allotment or “green shoe” option requested by the underwriters; provided, that no holder of Registrable Securities shall be required to sell more than the number of Registrable Securities such holder has requested to include) and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

(c) Suspended Distributions. Each Person that is participating in any registration under this Agreement, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(a)(vi)(C), shall immediately discontinue the disposition of its Registrable Securities pursuant to the registration statement until such Person’s receipt of the copies of a supplemented or amended prospectus as contemplated by Section 5(a)(vi)(C). In the event the Company has given any such notice, the time period during which a Registration Statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to this Section 8(c) to and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus.

Section 9. Additional Investors. The Company may, with the prior written consent of the Chart Representative, require or permit any Person who acquires Common Stock or rights to acquire Common Stock from the Company after the date hereof to become a party to this Agreement by obtaining an executed Joinder from such Person (each, an “Additional Investor”). Upon the execution and delivery of a Joinder by an Additional Investor, the Common Stock so acquired by or issuable to such Person (the “Specified Common”) shall be Registrable Securities.

Section 10. Current Public Information. At all times after the Company has filed a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Exchange Act, the Company shall file all reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as any holder or holders of Registrable Securities may reasonably request, all to the extent required to enable such holders to sell Registrable Securities pursuant to Rule 144. Upon request, the Company shall deliver to any holder of Restricted Securities a written statement as to whether it has complied with such requirements.

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Section 11. Transfer of Registrable Securities.

(a) Restrictions on Transfers. Notwithstanding anything to the contrary contained herein, except in the case of (i) a transfer to the Company, (ii) a transfer by an Investor to one of its Permitted Transferees, (iii) a Public Offering, or (iv) a sale pursuant to Rule 144, prior to transferring any Registrable Securities to any Person (including, without limitation, by operation of law), the transferring Investor shall cause the prospective transferee to execute and deliver to the Company a Joinder agreeing to be bound by the terms of this Agreement. Any transfer or attempted transfer of any Registrable Securities in violation of any provision of this Agreement shall be void, and the Company shall not record such transfer on its books or treat any purported transferee of such Registrable Securities as the owner thereof for any purpose.

(b) Legend. Each certificate evidencing any Registrable Securities and each certificate issued in exchange for or upon the transfer of any Registrable Securities (unless such Registrable Securities would no longer be Registrable Securities after such transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS SET FORTH IN A REGISTRATION RIGHTS AGREEMENT DATED AS OF _______________, 2015 BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”) AND CERTAIN OF THE COMPANY’S STOCKHOLDERS, AS AMENDED. A COPY OF SUCH REGISTRATION RIGHTS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

The Company shall imprint such legend on certificates evidencing Registrable Securities outstanding prior to the date hereof. The legend set forth above shall be removed from the certificates evidencing any securities that have ceased to be Registrable Securities.

Section 12. General Provisions.

(a) Termination. Except with respect to the indemnification and contribution provisions contained in Section 7, the rights granted to an Investor (or a Permitted Transferee) pursuant to this Agreement shall terminate and forthwith become null and void in full on the earliest to occur of (i) the date on which such Investor (or Permitted Transferee) ceases to beneficially own any Registrable Securities and (ii) the later of (x) the seventh (7th) anniversary of the date of this Agreement, and (y) the date Rule 144 or another similar exemption under the Securities Act is available for the sale of all of the shares beneficially owned by such Investor (or Permitted Transferee) without limitation and restriction during a three (3) month period without registration.

(b) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended, modified or waived only with the prior written consent of the Company and holders of a majority of the Registrable Securities. The failure or delay of any Person to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such Person thereafter to enforce each and every provision of this Agreement in accordance with its terms. A waiver or consent to or of any breach or default by any Person in the performance by that Person of his, her or its obligations under this Agreement shall not be deemed to be a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person under this Agreement.

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(c) Remedies. The parties to this Agreement shall be entitled to enforce their rights under this Agreement specifically (without posting a bond or other security), to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that a breach of this Agreement would cause irreparable harm and money damages would not be an adequate remedy for any such breach and that, in addition to any other rights and remedies existing hereunder, any party shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.

(d) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited, invalid, illegal or unenforceable in any respect under any applicable law or regulation in any jurisdiction, such prohibition, invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such prohibited, invalid, illegal or unenforceable provision had never been contained herein.

(e) Entire Agreement. Except as otherwise provided herein, this Agreement contains the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties hereto, written or oral, which may have related to the subject matter hereof in any way.

(f) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit and be enforceable by the Company and its successors and assigns and the holders of Registrable Securities and their respective successors and permitted assigns (whether so expressed or not). In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.

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(g) Notices. All notices, demands or other communications to be given under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) when delivered personally to the recipient; (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient but, if not, then on the next business day; (iii) one (1) business day after it is sent to the recipient by reputable overnight courier service (charges prepaid) or (iv) three (3) days after it is mailed to the recipient by first class mail, return receipt requested. Such notices, demands and other communications shall be sent to the Company at the address specified below and to any holder of Registrable Securities or to any other party subject to this Agreement at such address as indicated beneath such party’s signature hereto, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Any party may change its address for receipt of notice by providing prior written notice of the change to the sending party. The Company’s address is:

Tempus Applied Solutions Holdings, Inc.
c/o The Chart Group, L.P.
75 Rockefeller Plaza, 14th Floor
New York, NY 10019

Attention:	Joseph Wright
Telephone:	(212) 350-8205
Facsimile:	(212) 350-8299
E-mail:	jwright@chartgroup.com

with a copy to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, NY 10105

Attention:	Douglas S. Ellenoff, Esq.
Richard Baumann, Esq.
Telephone:	(212) 370-1300
Facsimile:	(212) 370-7889
E-mail:	ellenoff@egsllp.com
rbaumann@egsllp.com

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

(h) Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company’s chief executive office is located, the time period shall automatically be extended to the business day immediately following such Saturday, Sunday or legal holiday.

(i) Governing Law. All issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(j) MUTUAL WAIVER OF JURY TRIAL. AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

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(k) CONSENT TO JURISDICTION AND SERVICE OF PROCESS. EACH OF THE PARTIES IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. EACH OF THE PARTIES HERETO FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PARTY’S RESPECTIVE ADDRESS SET FORTH ABOVE SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION IN THIS PARAGRAPH. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND HEREBY AND THEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(l) Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

(m) No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

(n) Counterparts. This Agreement may be executed in multiple counterparts, any one of which need not contain the signature of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

(o) Electronic Delivery. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent executed and delivered by means of a photographic, photostatic, facsimile or similar reproduction of such signed writing using a facsimile machine or electronic mail shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

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(p) Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each holder of Registrable Securities shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and the transactions contemplated hereby.

(q) No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

* * * * *

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

TEMPUS APPLIED SOLUTIONS HOLDINGS, INC.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]